SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2004

W HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico 00680

(Address of principal executive offices)

Registrant’s telephone number, including area code: (787) 834-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

     On December 31, 2004, the Board of Directors of the Company determined that Norberto Rivera, Vice-President, Westernbank Comptroller, was an executive officer of the Company, effective as of the date of such determination. Previously, on April 23, 2004, the Company had entered into an employment agreement with Mr. Rivera (the “Employment Agreement”), a copy of which is filed as Exhibit 10.1 hereto.

     Under the terms of the Employment Agreement, the Company pays Mr. Rivera a base salary of $157,000, plus a monthly allowance of $1,500 for business and entertainment expenses. The employment agreement also provides for a Christmas bonus equivalent to one month’s salary and an additional annual bonus, which, when combined with the Christmas bonus, shall not be less than $50,000. The foregoing summary is qualified in its entirety by reference to the text of the Employment Agreement.

Item 9. Financial Statements and Exhibits.

     (c) Exhibits.

10.1	Employment Agreement dated April 23, 2004 between the Company and Norberto Rivera.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Freddy Maldonado
Freddy Maldonado
Chief Financial Officer

Date: April 8, 2005

Exhibit Index

10.1	Employment agreement dated April 23, 2004 between the Company and Norberto Rivera.